EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 9, 1998 included in the Form 8-K/A, Amendment No. 1 of Electro Scientific Industries, Inc. for the fiscal year ended May 31, 1997, and to all references to our Firm included in this registration statement.


                                       ARTHUR ANDERSEN LLP

Portland, Oregon
February 13, 1998